RR2006LP
Weld County

ASSIGNMENT OF WORKING INTEREST
Wellbore Only

This Assignment of Working Interest ("Assignment") is made and entered into this 1st day of September, 2006 from PETROLEUM DEVELOPMENT CORPORATION, a Nevada Corporation, (herein called "Assignor") to ROCKIES REGION 2006 LIMITED PARTNERSHIP, (herein called "Assignee");

WITNESSETH

Assignor, for the sum of One Dollar ($1.00) and other valuable consideration, the receipt of which is hereby acknowledged, does by these presents GRANT, BARGAIN, SELL, EXCHANGE, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee all of the following:

1.  The specific undivided interest shown in Exhibit A in respect of each of the oil and gas leases shown in Exhibit A, but only to the extent such leases cover lands and depths necessary for production of the specific oil and gas well identified in Exhibit A. This is intended to be a "wellbore assignment."  Assignee shall be entitled to receive that share of production from the well identified in Exhibit A which is attributable to the undivided interest here being assigned, but the Assignee shall have, as a result of this Assignment, no interest whatsoever in any other oil and gas well, whether now existing or hereafter drilled, which may be located on the lands described in Exhibit A or on any land pooled therewith.  Assignor expressly excepts from this Assignment and reserves to itself, its successors and assigns, the remainder of the lease and the leasehold oil and gas estate, including (without limitation) the right to produce other wells which are or may be located on the lands described in Exhibit A and lands pooled therewith, without the obligation to account to Assignee for any such other production.

2.  The specific undivided interest shown in Exhibit A in all valid unitization, pooling, operating and communitization agreements, declarations and orders involving the leasehold interests here being assigned, but only to the extent that such agreements, declarations and orders relate to the well specifically identified in Exhibit A and in all other respects limited to the manner as set forth in Paragraph 1, above.

3.  The specific undivided interest shown in Exhibit A in all valid oil and gas sales, purchase, exchange and processing contracts, but only to the extent that such contracts relate to the well specifically identified in Exhibit A and in all other respects limited in the manner set forth in Paragraph 1, above.

4.  The specific undivided interest shown in Exhibit A in all personal property, improvements, lease and well equipment, easements, permits, licenses, servitudes and rights-of-way now owned by Assignor and being used in connection with the operation of the well specifically identified in Exhibit A or in connection with the production, treating, storing, transportation or marketing of oil, gas and other minerals from that well, but in all respects limited in the manner set forth in Paragraph 1, above.

TO HAVE AND TO HOLD the interests described unto Assignee, its successors and assigns, forever.

This Assignment is made without warranties of any type (whether of title, merchantability or fitness for a particular use), either express or implied, but is made with full substitution of Assignee in all covenants and warranties previously given or made by others, but only to the extent of the interests here assigned.  Assignor does, however, expressly intend that this Assignment convey any title that Assignor may hereafter acquire to the extent that such after-acquired title may be necessary to fulfill the interests herein assigned.

Assignee shall bear its proportionate share of all burdens on production now of record and hereby assumes its proportionate share of all other obligations that relate to the well specifically identified in Exhibit A and the production there from.

Both Assignor and Assignee hereby agree to execute and deliver such additional instruments, notices, division orders, transfer orders and other documents as may reasonably be requested by the other, and to do such other acts and things, as may be necessary or convenient to accomplish this Assignment in the manner and to the extent described in Paragraph 1, above.

IN WITNESS WHEREOF, Petroleum Development Corporation has executed and delivered this instrument, with the intention that it shall be effective as of the spud date of the well specifically identified in Exhibit A.

PETROLEUM DEVELOPMENT CORPORATION
A Nevada Corporation

BY:___________________________________
James P. Wason
Director of Land

STATE OF WELD	)
	)	TO-WIT:
COUNTY OF COLORADO	)

     The foregoing instrument was acknowledged before me this 1st day of September, 2006 by James P. Wason, as Director of Land of Petroleum Development Corporation, a Nevada Corporation, for and on behalf of the Corporation.  He executed the foregoing for the purposes therein contained.

Carrie Eggleston
Notary Public -	Colorado
County of Denver
My Commission expires:	October 12, 2010

After recording, return to:
Petroleum Development Corporation
1775 Sherman Street, Suite 3000
Denver, CO  80203
Ph:  303-860-5800